LHC Group & SCP Health Partnership July 2021 Serving the Community ... Shaping the Industry Exhibit 99.2

FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company.  Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimate,” “may,” “could,” “should,” “outlook,” and “guidance” and words and terms of similar substance used in connection with any discussion of future plans, actions, events or results identify forward-looking statements.   Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, the risks and uncertainties related to the COVID-19 pandemic and those otherwise described in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, investors should not place undue reliance on these forward-looking statements. 2 Nasdaq: LHCG Please visit the Investors section on our website at Investor.LHCgroup.com for additional information on LHC Group and the industry.

LHC Group Enters the Recently Expanding Advanced Home Care Market 3

ALL HEALTHCARE IS LOCAL, AND HOSPITALS NEED MORE THAN A ONE SIZE FITS ALL SOLUTION Recent interest and activity in the advanced home care market, including Hospital@Home and Skilled Nursing Facility (SNF)@ Home programs, has validated LHC Group’s decades old strategy of joint venturing with hospitals. LHC has designed a program that will be unique in each hospital, rather than a ‘one size fits all’ approach to innovative care models. All health care is local, and our new program is organized to deliver advanced care in the home through local physicians, nurses, and allied health professions. It will address the common friction points and gaps that hospitals often experience in extending care into the home and around the clock. The multi-disciplinary clinical teams of this partnership will be there to help to make advanced home care services more successful for patients. LHC & SCP partnership combines the physicians in the ED and hospital with the nurses in the home along with clinical technology and analytics and initially brings this to the 70 hospitals where we already overlap. 4

ADDRESSING THE PROBLEM WITH THE MODEL A patient’s journey in an advanced home care program often starts in the emergency department – however, broad adoption of the Hospital@Home philosophy has been slow. This partnership has adoption at its core. Next, the patients are complex and require multiple nursing visits per day and daily physician involvement. In many cases, a health system wants to offer Hospital@Home, but does not have the needed resources to cover the clinical requirements – LHCG and SCP address these two challenges. Lastly, if this model does not work economically for the health system, the program will not succeed. LHCG has a long history of successful joint venture relationships that have developed trust and returns for hospitals. Centers for Medicare and Medicaid Services’ (CMS) recent recommendation to expand its value-based purchasing program nationwide places a premium on companies that can quickly take on risk and deliver proven value on a national scale. 5

This transformative partnership is the missing link that advanced home care programs need for highly coordinated care and taking risk on post acute cost and care management. LHCG & SCP Health partnership is a win-win-win for patients, hospitals/health systems, and payors alike. A comprehensive offering of clinicians covering all aspects of home health care, including SNF@Home and Hospital@Home programs. Hospital partnerships are the core of both companies’ strategies with nearly three decades of direct experience and 765 collective partnerships. Collective experience, national scale of clinical boots on the ground, existing proof of concept, and minimal investments accelerate nationwide service launch in late 2021. SCP HEALTH STRATEGIC PARTNERSHIP IS THE MISSING LINK 6

https://scp-health.com SCP HEALTH - WHO WE ARE 7 WHO WE ARE: We provide clinical leadership and all requisite tools so our clients can focus on creating value for their key stakeholders. We help our payor partners innovate, grow, and outperform so that they can better serve both clients and members.   In doing so, we make a positive difference across the entire continuum of care. EMERGENCY MEDICINE HOSPITAL MEDICINE CRITICAL/ INTENSIVE CARE URGENT CARE WHAT WE DO: Our core is providing practice management solutions for: PATIENT ENGAGEMENT TELEMEDICINE POST-ACUTE CARE SERVICES ADDITIONAL SOLUTIONS

SCP HEALTH - OVERVIEW 8 Third largest national provider of outsourced emergency medicine (“EM”) and hospital medicine (“HM”) services Serves over 400 facilities across 30+ states 7,500+ providers Broad, highly diversified and loyal client base 89 clients with 10+ years of service Strong reputation for clinical excellence 49+ years of company history 2020 revenue HM EM Other

765 current collective hospital partnerships 70 existing hospitals in which both LHC Group and SCP Health have partnerships 109 additional hospitals in which SCP Health is partnered and LHC Group operates a home health agency in the market Over 20 million combined patient encounters annually LHC GROUP AND SCP HEALTH 9

LHC Group is Uniquely Positioned to Thrive in the Transition to Value-Based Care 10

LHC HAS A LONG HISTORY IN VALUE-BASED CARE LHCG has been contracting with health plans and health systems to manage the cost of care and reduce unnecessary utilization for years. LHCG generates millions of dollars per year in value-based bonus payments. By collaborating internally between Imperium and LHCG provider divisions, population health, high per capita spending, and networking opportunities are identified. LHCG’s data analytics capabilities will be applied to help manage Hospital@Home and SNF@Home patients. 11

LHC GROUP’S SNF@HOME EXPERIENCE BEGAN IN 2014 LHCG partnered with Ochsner Health System to develop and implement a customized orthopedic care program in 2014 and decreased SNF admissions as a percentage of total joint replacements in the first two years. Year 1 resulted in a decrease in SNF admissions from 28% to 18%. Year 2 resulted in a decrease in SNF admissions from 18% to 11%. Cost savings to Ochsner based on national averages were staggering. Hip program resulted in savings of 56% across 181 surgeries accepted. Knee program resulted in savings of 51% across 228 surgeries accepted. LHCG has been very successful in identifying the most cost-effective post-acute provider and moving the patient along through the continuum of care. US National Averages:* Home Health Average Cost/Admit $2,881 IRF Average Cost/Admit $13,325 SNF Average Cost/Admit $6,534 Home Self Care *Data Source: The CY 2013 Medicare SAFs for inpatient PPS, hospital outpatient PPS, skilled nursing facility PPS, inpatient rehab PPS, and physician and other Part B services. 12

13 VALUE BASED CARE PLAYS TO LHC GROUP’S STRENGTHS FEE FOR SERVICE FEE FOR VALUE Quality Access Technology BI-DIRECTIONAL DATA SHARING EMR INTEROPERABILITY HCC/RAF SCORE ADMISSIONS/ READMISSIONS TOTAL COST OF CARE PROCESS & OUTCOME MEASURES PATIENT EXPERIENCE READMISSIONS EPISODE OF CARE PROVIDER ENGAGEMENT & EXPERIENCE ED UTILIZATION Leverage Technology: Personal Emergency Response System (PERS) Remote Patient Monitoring (RPM) Proprietary Clinical Decision Support Tool Integrated EMR (HCHB, EPIC) Access to the Right Level of Care: Care Transition Coordinators ensure appropriate level of care In home NP visits Condition specific bundles – Ortho, Cardio, Pulmonary Palliative Care Program Long Term Solutions (In-home Assessments) Program Innovation: Home Health LOS Management LHC Performance Improvement Program Health Check Calls High Risk Patient Management Appropriate and timely referrals to Hospice HOSPICE LOS ACCESS TO QUALITY PROVIDERS ACTIONABLE INSIGHTS We build upon our core services, which can include: Home Health Hospice Advanced Practice Providers Palliative Care Personal Care Services through a portfolio of innovative solutions and approaches to achieve the best outcome for our patients.

HCI SEGMENT STRONGLY SUPPORTS HOSPITAL@HOME PROGRAMS

- LHCG's unique value-based assets are fully on display with SCP Health's national team of 7,500 emergency department physicians and hospitalists
  - Imperium Health – ACO ownership, management and enablement
  - Advanced Care House Calls – primary care services
  - Long Term Solutions – elder care guidance
  - CareJourney – clinical analytics and insights
- Closest peers to the HCI segment are now Landmark Health and Aspire Health.
- SCP partnership is a natural progression of LHCG's SNF@Home model first deployed in 2014 for Ochsner
- CMS recommendation for national expansion of value-based program places premium on ability to quickly take on risk and deliver proven value on a national scale
  - Imperium Health has generated $300+ million in total savings; $150+ million in total CMS payouts

LHC GROUP

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Health Care Innovations Segment 15

HCI PORTFOLIO – INTERCONNECTED AND VALUE BASED FOCUSED 16

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Imperium Health was among the first ACO enablement companies, coordinating care to ensure that patients, especially the chronically ill, get the right care at the right time. https://www.imperiumhealth.com/ Avoid unnecessary duplication of services and prevent medical errors. Be an all-encompassing value-based organization providing solutions for commercial and Medicare Advantage plans, employers, health systems, and physicians. Provide step-by-step guidance through the value-based healthcare process to improve savings, patient outcomes, Merit-based Incentive Payment Systemt performance, financial benchmarks, and engagement. Develop and manage ACOs and value-based health plan contracts Develop and deploy purpose-built information technology tools Design and implement data-driven clinical and financial improvement initiatives Provide hands-on practice transformation support IMPERIUM HEALTH - WHO WE ARE 18

IMPERIUM HEALTH IS A STRATEGIC ASSET FOR VALUE BASED CARE Imperium ACO Attributed Beneficiaries by State One of the largest national and most successful Medicare Shared Savings Program ACO End-to-end ACO/CIN partner for providers and health systems Manages 24 MSSP ACOs + 10 health plan value-based contracts Outperforms high revenue ACO* on shared savings * An ACO is considered ‘high revenue’ if it captures 35% or more of the Medicare Part A and Part B expenditures of its attributed patients. Imperium Health System ACO Payments 19

IMPERIUM HEALTH PERFORMANCE HIGHLIGHTS * 2012-2019, over 100 ACO quality audits, comprising over 1 million managed beneficiaries 95% aggregate quality score* $300M+ in total savings; $150M+ in total CMS payouts 500+ ACO participant TINs recruited to health systems’ ACOs* >96% retention rate of community-based ACO participants* 16 ACOs achieved shared savings in 2019; including 9 hospital-sponsored ACOs 20 $

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Advanced Care House Calls provides primary care through Nurse Practitioners for patients who cannot leave their home to see their primary care physician. https://lhcgroup.com/providers/advanced-care-house-calls/ Nurse practitioners work directly with physicians to provide healthcare education and early identification of possible complications to reduce hospital readmissions. Helping patients during their homebound period whether it is in the patient’s home, an assisted living facility or nursing home by meeting their healthcare needs and making sure they are getting what they need to successfully recover or manage their medical condition. Nurse practitioners help integrate and coordinate the steps in a patient’s transition from the hospital, their recovery from an illness, or in the phase between being homebound and recovering mobility. ADVANCE CARE HOUSE CALLS - WHO WE ARE 22

51 nurse practitioners across 11 states Over 87,000 visits in 2020 Over 1,400 referrals to Home Health Continuing to grow this service line ADVANCE CARE HOUSE CALLS - WHO WE ARE 23

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Long Term Solutions (LTS) delivers high quality elder care guidance to its insurance companies and employer partners that make a difference in the long term. https://www.longtermsol.com For over a decade, our national network of nurses and health care professionals have worked together with our clients to provide elder care services, address individual needs, make informed medical recommendations and assure piece of mind. As a trusted advisor to the best-in-class long term care insurance companies, LTS delivers high quality, cost-effective care coordination to the insured delivering care assessment, planning and support services providing exceptional value and improved quality of life. LTS also specializes in conducting care assessment screenings for potential residents for Assisted Living Facilities (ALF) 6,000 skilled clinicians nationally conducted over 35,000 patient assessments annually. As a five-time Inc Magazine TOP 500/5,000 fastest growing companies in the country, LTS provides elder care solutions that make a difference to the quality of life of seniors as well as to the bottom line of our partners. LONG TERM SOLUTIONS - WHO WE ARE 25

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CareJourney was founded in 2014 under the belief that our nation’s transition to value-based care is an important one, that can reliably deliver on the promise of better quality at a lower cost. Our mission is to empower individuals and organizations they trust with open, clinically-relevant analytics and insights in the pursuit of the optimal healthcare journey. https://www.carejourney.com Network Advantage is a market intelligence tool powered by our approved license to access CMS’s full Medicare, Medicare Advantage, and Medicaid claims datasets – linked claims and encounters data for over 130 million beneficiaries with data updated on as frequently as a quarterly basis – that helps members evaluate and benchmark PCPs, specialists, and facilities across the US and build networks based on pre-selected and customizable performance metrics. By unlocking the power of publicly available claims datasets, CareJourney provides robust insights without the need for any member data. CareJourney did a rigorous analysis of the most successful open methodologies and developed a reliable way to measure and track provider performance across over 800,000 providers, including Primary Care Physicians (PCPs) and Specialists, across dozens of industry-accepted cost and outcome metrics using easy-to-understand Cost and Outcome scores. CAREJOURNEY - WHO WE ARE 27

CareJourney leveraged its access to complete, linked Part A, B and D Medicare fee-for-service and Medicare Advantage encounters data, representing over 80M distinct beneficiaries and 10 billion claims to build a cohort analysis tool that allows our members to customize cohort definitions by diagnoses, procedures, and drugs. It helps members run retrospective analyses to assist with: savings opportunities, market assessment, tailor treatments to sub-populations, inform clinical trial site selection and assess performance on a cohort. Get patient-level insights to help measure performance and surface care intervention improvements for your managed lives. Accelerate the adoption of open standards that enhance the exchange of healthcare data and increase information sharing. Access to frequent, bite-sized reports and analytics derived from the largest healthcare dataset available across 200+ million lives. CAREJOURNEY – (continued) 28

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